Exhibit 99.1

Press Release

Leading Independent Proxy Advisory Firm ISS Recommends Cigna Shareholders
Vote "For" Acquisition of Express Scripts

Cigna Reminds Shareholders to Vote "FOR" the Transformative Combination Today

BLOOMFIELD, Conn., August 10, 2018 – Cigna Corporation (NYSE: CI) ("Cigna" or the "Company") announced that leading independent corporate governance and proxy advisory firm Institutional Shareholder Services ("ISS") has concluded its analysis and today issued a recommendation that Cigna shareholders vote to approve the proposed acquisition of Express Scripts (NASDAQ: ESRX) at the Company's upcoming special meeting scheduled for August 24, 2018.

"We are pleased with the recommendation of ISS that Cigna shareholders support the recommendation of our Board and vote in favor of our merger with Express Scripts," said David M. Cordani, Cigna President and Chief Executive Officer.  "The recommendation of ISS aligns with our strong belief that Cigna's combination with Express Scripts will drive value for customers, clients and physician partners and, as a result, deliver outstanding value to our shareholders in the form of strong EPS accretion, significant free cash flow generation and exceptional financial flexibility."

As support for its favorable recommendation, ISS noted the following:
•	"…[T]he proposed merger is a financially compelling transaction that gives the combined company immediate scale with strong cash flow generation."
•	"The acquisition should be significantly accretive to Cigna's EPS, delivering mid-teens accretion in the first full year after it closes."
•	"The expected synergies of $600 million also seem conservative…"
•	"[M]anagement's ability to appropriately diligence the ESRX business was likely bolstered by the fact that Cigna currently operates its own PBM business."
•	"Considering these factors, and primarily the sound strategic rationale that has been laid out by a credible management team, shareholders are recommended to vote FOR this transaction."

The Cigna board of directors recommends that Cigna shareholders vote "FOR" the proposal to adopt the merger agreement at the special meeting.

Cigna's special meeting of shareholders is scheduled to take place on Friday, August 24, 2018, at 9:30 a.m., Eastern Time. Cigna shareholders of record at the close of business on July 10, 2018 will be entitled to vote at the special meeting.

If shareholders have questions about the transaction, or need assistance in voting shares, please contact Cigna's proxy solicitor, Innisfree M&A Incorporated: toll-free at (877) 750-9498.  Additional materials addressing the Express Scripts transaction, including more information on the strong strategic rationale and expected financial results, are available on Cigna and Express Scripts' joint transaction website: http://www.advancinghealthcare.com.

About Cigna
Cigna Corporation (NYSE: CI) is a global health service company dedicated to helping people improve their health, well-being and sense of security. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Cigna Health and Life Insurance Company, Connecticut General Life Insurance Company, Life Insurance Company of North America, Cigna Life Insurance Company of New York, or their affiliates. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products including group life, accident and disability insurance. Cigna maintains sales capability in over 30 countries and jurisdictions, and has more than 95 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com. For more information about Cigna's proposed acquisition of Express Scripts, please visit www.advancinghealthcare.com.

Press Release

FORWARD LOOKING STATEMENTS
Information included or incorporated by reference in this communication, and information which may be contained in other filings with the Securities and Exchange Commission (the "SEC") and press releases or other public statements, contains or may contain forward-looking statements. These forward-looking statements include, among other things, statements of plans, objectives, expectations (financial or otherwise) or intentions, including statements concerning the potential future performance of Cigna, Express Scripts, or the combined company, the potential for new laws or regulations, or any impact of any such new laws or regulations, including on the business of Cigna, Express Scripts or the combined company, the ability to achieve the anticipated benefits of the proposed merger, on the expected timeline or at all, the timeline for deleveraging the combined company, and the ability to consummate the proposed merger, on the anticipated timeline or at all, and other statements regarding the parties' future beliefs, expectations, plans, intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.
Forward-looking statements, including as they relate to Express Scripts or Cigna, the management of either such company, the transaction or any expected benefits of the transaction, involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Express Scripts and Cigna do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following:
•
the inability of Express Scripts and Cigna to obtain stockholder or regulatory approvals required for the merger or the requirement to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals;

•	the possibility that the anticipated benefits from the merger (including anticipated synergies) cannot be realized in full, or at all or may take longer to realize than expected;
•	a longer time than anticipated to consummate the proposed merger;
•	problems regarding the successful integration of the businesses of Express Scripts and Cigna;
•	unexpected costs regarding the proposed merger;
•	diversion of management's attention from ongoing business operations and opportunities;
•	potential litigation associated with the proposed merger;
•	the ability to retain key personnel;
•	the availability of financing;
•	effects on the businesses as a result of uncertainty surrounding the proposed merger;
•	the ability of the combined company to achieve financial, strategic and operational plans and initiatives;
•	the ability of the combined company to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers;
•	the impact of modifications to the combined company's operations and processes;
•	the ability of the combined company to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions;

Press Release

•	the substantial level of government regulation over the combined company's business and the potential effects of new laws or regulations or changes in existing laws or regulations;
•	the outcome of litigation relating to the businesses of Express Scripts and Cigna, regulatory audits, investigations, actions and/or guaranty fund assessments;
•	uncertainties surrounding participation in government-sponsored programs such as Medicare;
•	the effectiveness and security of the combined company's information technology and other business systems;
•	unfavorable industry, economic or political conditions, including foreign currency movements;
•	acts of war, terrorism, natural disasters or pandemics; and
•	the industry may be subject to future risks that are described in SEC reports filed by Express Scripts and Cigna.
You should carefully consider these and other relevant factors, including those risk factors in this communication and other risks and uncertainties that affect the businesses of Express Scripts and Cigna described in their respective filings with the SEC, when reviewing any forward-looking statement. These factors are noted for investors as permitted under the Private Securities Litigation Reform Act of 1995. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider either foregoing lists, or the risks identified in SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking statements.
IMPORTANT INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT
This communication does not constitute an offer to sell or solicitation of an offer to buy any securities. In connection with the proposed transaction, the newly formed company which will become the holding company following the transaction ("Holdco") filed with the SEC a registration statement on Form S-4.  The registration statement on Form S-4 includes a joint proxy statement of Cigna and Express Scripts that also constitutes a prospectus of Holdco. The registration statement was declared effective by the SEC on July 16, 2018, and Cigna and Express Scripts commenced mailing the definitive joint proxy statement/prospectus to the respective stockholders of Cigna and Express Scripts on or about July 17, 2018. Cigna and Express Scripts also plan to file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the registration statement or the joint proxy statement/prospectus or any other document which Cigna, Express Scripts or Holdco may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the registration statement on Form S-4 and the definitive joint proxy statement/prospectus and other relevant documents filed by Holdco, Cigna and Express Scripts with the SEC at the SEC's website at www.sec.gov. Copies of documents filed with the SEC by Cigna will be available free of charge on Cigna's website at www.Cigna.com or by contacting Cigna's Investor Relations Department at (215) 761-4198. Copies of documents filed with the SEC by Express Scripts will be available free of charge on Express Scripts' website at www.express-scripts.com or by contacting Express Scripts' Investor Relations Department at (314) 810-3115.

Press Release

PARTICIPANTS IN THE SOLICITATION
Cigna (and, in some instances, Holdco) and Express Scripts and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Investors may obtain information regarding the names, affiliations and interests of directors and executive officers of Cigna (and, in some instances, Holdco) in Cigna's Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 28, 2018, and its definitive proxy statement for its 2018 Annual Meeting, which was filed with the SEC on March 16, 2018. Investors may obtain information regarding the names, affiliations and interests of Express Scripts' directors and executive officers in Express Scripts' Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 27, 2018, and its proxy statement for its 2018 Annual Meeting, which was filed with the SEC on March 29, 2018. You may obtain free copies of these documents at the SEC's website at www.sec.gov, at Cigna's website at www.Cigna.com or by contacting Cigna's Investor Relations Department at (215) 761-4198. Copies of documents filed with the SEC by Express Scripts will be available free of charge on Express Scripts' website at www.express-scripts.com or by contacting Express Scripts' Investor Relations Department at (314) 810-3115. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed or to be filed with the SEC regarding the proposed transaction. Investors should read the joint proxy statement/prospectus carefully and in its entirety before making any voting or investment decisions.
NO OFFER OR SOLICITATION
This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Permission to use quotes was not sought or obtained.
Contacts
Cigna Corporation
Will McDowell, Investor Relations
215-761-4198
William.McDowell2@cigna.com
or
Matt Asensio, Media Relations
860-226-2599
Matthew.Asensio@cigna.com

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